Exhibit 99.1

PPG Industries, Inc. One PPG Place Pittsburgh, Pennsylvania 15272 USA www.ppg.com

News	Contact: Jack Maurer 412-434-2181 jmaurer@ppg.com

Investors: Vince Morales 412-434-3740 vmorales@ppg.com
PPG chairman Bunch outlines company’s accelerated transformation
Stronger portfolio, organic growth, emerging regions driving focus on coatings, specialties
NEW YORK, Nov. 30, 2007 — Charles E. Bunch, chairman and chief executive officer of PPG Industries (NYSE:PPG), described for investment analysts here today actions the company has taken to accelerate its shift to a business portfolio centered on coatings and specialty products.
Bunch described the company’s initiatives in strengthening its portfolio, driving profitable organic growth and targeting growth in emerging regions of the world, as well as the company’s utilization of its strong financial position to leverage PPG’s full potential.
“Many of the strategic steps we’ve taken over the past 18 months have been critical to our solid organic growth and continued solid financial success this year, despite what has been a challenging economic backdrop,” Bunch said. He later added that PPG’s “quarterly volumes this year represent some of the best and most consistent” that PPG has had in the past several years, and that, although it is only one month into the quarter, “our October results came in better than we had estimated.”
Last month, the company reported record sales for the third quarter from continuing operations of $2.8 billion, including its highest organic growth rate of the past three years. The sales level surpassed the prior year’s third quarter results by 13 percent. PPG also delivered a 16 percent increase in adjusted earnings per share for the quarter.
Bunch recapped the acquisitions made in 2006 and stated that those acquisitions are on track to deliver full year 2007 sales of approximately $750 million with year-to-date margins in the high single-digit percentages. He also noted the recent announcement to divest the company’s two automotive glass businesses, and said that the divestiture is proceeding on a schedule to close by year-end. The company also announced today that it had closed on the sale of its fine chemicals business. “We have been successful in strengthening our portfolio and concentrating on higher growth, specialty, technology-driven businesses,” Bunch said. “Moving forward, we will continue to aggressively evaluate our portfolio.”
Bunch provided perspectives on the company’s success in emerging regions of the world. “Our sales in both Asia and Latin America have both grown by at least 40 percent year-to-date, and through September these regions have already exceeded our full year sales from last year. Also, our Eastern European region is one that has not received as much fanfare, but its sales have also grown more than 40 percent year-to-date.” Bunch added that the company is targeting $2 billion in sales in Asia by 2010.
Bunch also reviewed PPG’s pending acquisition of SigmaKalon Group, in Uithoorn, Netherlands, as a key strategy to applying PPG’s strong financial resources to grow the company and future shareholder returns. The second-largest coatings company in Europe, SigmaKalon is a global producer of architectural, protective, marine and industrial coatings. PPG’s presentation to investment analysts indicated that the SigmaKalon acquisition may be dilutive to PPG’s earnings in 2008. However, Bunch noted that the company’s goal “remains for this acquisition to be accretive to our ongoing earnings per share, including all required accounting adjustments, no later than 12 months following the closing of the deal.” Bunch also stated that “we believe today, more than ever, that the acquisition of SigmaKalon will be very beneficial for PPG and our shareholders. The quality of SigmaKalon’s management, people and brands give us significant reason to be very excited and optimistic.”
Bunch said that, on a pro-forma basis, with the portfolio actions PPG has executed, including the pending SigmaKalon deal, PPG’s business mix has “significantly changed from just one year ago. Based on full-year pro-forma projections, we estimate that over 80 percent of our sales will be comprised of coatings and optical and specialty materials. This is a significant shift, as this figure was 66 percent just last year.”
Bunch said that from a geographic perspective, the company expects that less than 50 percent of its pro-forma sales will be in the United States and Canada, with emerging regions representing more than 20 percent.
“All in all, it has been a very active year at PPG,” Bunch said. “And we know we have a full plate in 2008. The successful integration of SigmaKalon will be the primary focus, while at the same time we will continue our efforts to meet our aggressive targets in other areas.
“By divesting some non-core businesses, by making the company’s largest acquisition to date, by fueling our organic growth and broadening our geographic presence, this is indeed a ‘new’ PPG,” Bunch concluded. “We’re leveraging our 125-year experience and forging a company that is adapting and growing profitably throughout the world. And in so doing, PPG continues to be a company that seeks out opportunities to create additional shareholder value and provide for growing shareholder returns.”
The meeting was webcast and accessible through the Investor Center of PPG’s Web site. A replay of the webcast will be available on PPG’s site (www.ppg.com) for six months following the meeting. For additional information on the company’s recent financial performance, and a reconciliation of adjusted earnings per share to the most comparable generally accepted accounting principles figures, please see the company’s third quarter earnings release, also found in the Investor Center on PPG’s Web site.
About PPG
Pittsburgh-based PPG is a global supplier of paints, coatings, chemicals, optical products, specialty materials, glass and fiber glass. The company employs more than 34,000 people and has 125 manufacturing facilities and equity affiliates in more than 25 countries. PPG shares are traded on the New York Stock Exchange (symbol: PPG). For more information, visit www.ppg.com.
Forward-Looking Statements
Statements in this news release relating to matters that are not historical facts are forward-looking statements reflecting the company’s current view with respect to future events or objectives and financial or operational performance or results. This includes financial projections with respect to SigmaKalon’s future operating performance and the impact of such performance on PPG’s earnings, which projections have been made based on PPG’s review of limited financial data and other information provided to PPG in its due diligence review of SigmaKalon. The projections disclosed herein are estimates only; actual results may differ depending on assumptions made and future events that involve risks and uncertainties that may affect SigmaKalon’s and PPG’s operations. Such factors include PPG’s ability to successfully integrate SigmaKalon into its business model, to achieve the estimated synergies and to enter into favorable financing arrangements with third party lenders to fund the acquisition. Additional factors involve risks and uncertainties as discussed in PPG Industries’ periodic reports on Form 10-K and Form 10-Q, and its current reports on Form 8-K, filed with the Securities and Exchange Commission. Accordingly, many factors could cause actual results to differ materially from the company’s forward-looking statements.
Among these factors are increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials and energy, the ability to maintain favorable supplier relationships and arrangements, economic and political conditions in international markets, foreign exchange rates and fluctuations in such rates, the impact of environmental regulations, unexpected business disruptions and the unpredictability of possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the SEC does not become effective. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.
Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, operations or liquidity.